Exhibit 10.1

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of , 2026 by and among Graf Global Corp., a Cayman Islands exempted company (the “Company”), Graf Global Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and each of the undersigned investors, severally and not jointly (each, severally, an “Investor”).

RECITALS

WHEREAS, the Sponsor was initially issued Class B ordinary shares, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares”) in a private placement prior to the Company’s initial public offering (the “IPO”), which Class B Ordinary Shares were converted into Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”) on June 18, 2026 (such Class A Ordinary Shares issued upon conversion of the Class B Ordinary Shares, the “Founder Shares”);

WHEREAS, the Company filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission for the purpose of calling an extraordinary general meeting of the shareholders of the Company (as adjourned or postponed from time to time, the “Meeting”) to vote on a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (as amended and currently in effect, the “Articles”) to extend the date by which the Company must consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) from June 27, 2026 to September 27, 2026, and provided that the Company has executed a definitive agreement for an initial business combination by September 27, 2026 but has not consummated an initial business combination by such date, to permit the Company’s Board of Directors (“Board”), in its sole discretion, to further extend such date up to three times in one month increments, to up to December 27, 2026 (the “Extension”);

WHEREAS, the Articles provide that a shareholder of the Company may elect to redeem its Class A Ordinary Shares initially sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market) (the “Public Shares”) in connection with the proposal to amend the Articles to effectuate the Extension upon the terms and subject to the conditions set forth in the Articles (“Redemption Rights”); and

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Investor desires to reverse its exercise of Redemption Rights with respect to such number of Public Shares set forth opposite such Investor’s name on Exhibit A (the “Redemption Reversal” and such shares, the “Reversed Shares”) and to agree not to further exercise its Redemption Rights with respect to the Reversed Shares and to hold the Reversed Shares until 9:00 a.m., New York time on the trading day following the date of the Meeting, and the Sponsor desires to transfer to the Investor, and the Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A (the “Assigned Shares”), to be transferred to the Investor in connection with the completion of the Business Combination.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Sponsor hereby agree with each Investor, and each Investor, solely for and with respect to itself (and with respect to no other Investor) agrees with the Company and the Sponsor as follows:

1.	Redemption Reversal.

1.1.	Redemption Reversal. Investor shall promptly take all such actions as may be necessary to effectuate the Redemption Reversal, including submitting or causing its broker to submit a reversal demand to, and all paperwork in connection therewith requested by, the Company’s transfer agent.

1.2.	No Further Exercise of Redemption Rights. Investor acknowledges that, pursuant to the Articles and the Company’s disclosures in the Proxy Statement, the period for exercising Redemption Rights in connection with the Extension has ended and accordingly, following the Redemption Reversal, the Investor has no Redemption Rights with respect to the Reversed Shares in connection with the Extension. In furtherance of the foregoing, Investor covenants and agrees, for the benefit of the Company, that neither it nor any of its controlled affiliates shall exercise or attempt to exercise any Redemption Rights under the Articles with respect to the Reversed Shares in connection with the Extension.

1.3.	No Transfer of Reversed Shares. Investor and its controlled affiliates shall not directly or indirectly Transfer the Reversed Shares at any time following the Redemption Reversal through 9:00 a.m., New York time on the trading day following the date of the Meeting. As used herein, “Transfer” shall mean the following: (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the United States Securities and Exchange Commission (“SEC”) promulgated thereunder with respect to, any of the Reversed Shares, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Reversed Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2.	Assignment of Assigned Shares.

2.1.	Conditions. The assignment of the Assigned Shares shall be subject to the following conditions: (i) the Investor shall have delivered evidence reasonably satisfactory to the Company and Sponsor that the Investor has completed the Redemption Reversal prior to 5:00 p.m., New York time, on June 26, 2026; (ii) the Investor shall have delivered evidence reasonably satisfactory to the Company and Sponsor that the Investor has continued to hold the Reversed Shares until 9:00 a.m., New York time on the trading day following the date of the Meeting; (iii) the Extension shall have been approved by the requisite vote of the Company’s shareholders at the Meeting; (iv) the Business Combination shall have been consummated; and (v) the Investor or its designee(s) receiving the Assigned Shares shall have executed and delivered to the Company and Sponsor a counterpart signature page to the Registration Rights Agreement (as defined below).

2.2.	Assignment. Upon the satisfaction of the conditions set forth herein, the Sponsor shall transfer the Assigned Shares to the Investor or its designee(s) promptly following the closing of the Business Combination (and in any event no later than two (2) business days after the satisfaction of the foregoing conditions) free and clear of any liens or other encumbrances, restrictions on transfer imposed by the securities laws, and any other agreement relating to the Assigned Shares entered into in connection with the Business Combination (which shall be no less favorable or more restrictive than what is agreed to by the Sponsor). The Company agrees to facilitate such transfer to the Investor or its designee(s) in accordance with the foregoing.

2.3.	Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, split or reclassification of the Founder Shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, then the number of Assigned Shares shall be adjusted in proportion to such increase or decrease in the Founder Shares.

2.4.	Merger or Reorganization, etc. If prior to the assignment of the Assigned Shares to the Investor there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which its Class A Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Class A Ordinary Shares, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, promptly after and upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which such Assigned Shares converted or were exchanged.

2.5.	Forfeitures, Transfers, etc. The Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Assigned Shares. The Investor acknowledges that prior to, or at the time of, the Business Combination, the managing member of the Sponsor has the authority to cause the Sponsor to subject the Founder Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. The Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply only to the Founder Shares other than the Assigned Shares and the terms and conditions applicable to the Assigned Shares shall not be changed or the number reduced as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

2.6.	Delivery of Shares; Other Documents. At the time of the transfer of Assigned Shares hereunder, the Sponsor shall deliver the Assigned Shares to the Investor by transfer of book-entry shares effected through the Company’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

2.7.	Registration Rights. Concurrent with the transfer of Assigned Shares to the Investor under this Agreement, the Investor shall execute and deliver to the Company and the Sponsor a counterpart signature page to the Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached as Exhibit C to the Business Combination Agreement dated as of June 12, 2026, by and among the Company, BIG3 HoldCo LLC, and the other parties thereto (the “Business Combination Agreement”), or any other registration rights agreement to which the Sponsor is a party as of the consummation of the Business Combination, pursuant to which the Investor will be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Shares (upon acquisition thereof) as “Registrable Securities” thereunder. In furtherance of the foregoing, the Sponsor and Company hereby represent and warrant that, upon the delivery of such counterpart signature page, (i) the Investor shall become a “Holder” under the Registration Rights Agreement and (ii) the Assigned Shares shall be “Registrable Securities” under the Registration Rights Agreement. This Agreement constitutes the Sponsor’s written notice to the Company of such assignment in accordance with the Registration Rights Agreement (if required).

2.8.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earliest of (i) the failure of the Company’s shareholders to approve the Extension at the Meeting, (ii) the fulfillment of all obligations of parties hereto, (iii) the liquidation or dissolution of the Company, (iv) the mutual written agreement of the parties hereto, or (v) if the Investor exercises its Redemption Rights with respect to any Reversed Shares in connection with the Extension.

3.	Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with, the Sponsor and the Company that:

3.1.	Ownership of the Reversed Shares. Investor and/or its controlled affiliates are the sole beneficial owners of the Reversed Shares.

3.2.	No Government Recommendation or Approval. The Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Shares.

3.3.	Accredited Investor. The Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.4.	Intent. The Investor is acquiring the Assigned Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Investor has no present arrangement to sell Assigned Shares to or through any person or entity except as may be permitted hereunder.

3.5.	Restrictions on Transfer; Trust Account; Redemption Rights.

3.5.1.	The Investor acknowledges and agrees that, prior to their transfer hereunder, the Assigned Shares are subject to the transfer restrictions and certain other restrictions as set forth in the Letter Agreement dated June 25, 2024, by and among the Company, Sponsor, and each of the executive officers and directors of the Company (the “Insider Letter”).

3.5.2.	The Investor acknowledges and agrees that the Assigned Shares are not entitled to, and have no rights, interests or claims of any kind in or to, any monies held in the trust account into which the proceeds of the IPO and from certain private placements were deposited (collectively with interest accrued from time to time thereon, the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

3.5.3.	The Investor agrees only with the Company, solely for the benefit of and, notwithstanding anything else herein, enforceable only by the Company, to waive any right that it may have to elect to have the Company redeem any Reversed Shares and agrees not to redeem or otherwise exercise any Redemption Rights with respect to, the Reversed Shares and to reverse and revoke any prior redemption elections made with respect to the Reversed Shares, in each case, in connection with the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit the Investor’s ability to (i) redeem any Public Shares other than the Reversed Shares, (ii) trade or redeem any Public Shares (other than the Reversed Shares) in its discretion and at any time or (iii) trade or redeem any Reversed Shares in its discretion and at any time after the date of the Meeting.

3.5.4.	The Investor acknowledges and understands that the Assigned Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future the Investor decides to offer, resell, pledge or otherwise transfer Assigned Shares, such Assigned Shares may be offered, resold, pledged or otherwise transferred only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. The Investor agrees that, if any transfer of the Assigned Shares or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, the Investor may be required to deliver to the Company an opinion of counsel (including internal counsel) satisfactory to the Company that registration is not required with respect to the Assigned Shares to be transferred. Absent registration or an available exemption from registration, the Investor agrees it will not transfer the Assigned Shares.

3.5.5.	The Investor hereby agrees only with the Company, solely for the benefit of and, notwithstanding anything else herein, enforceable only by the Company, that it shall use commercially reasonable efforts to seek to ensure that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will allow the Reversed Shares held by the Investor to be lent out prior to 9:00 a.m., New York time on the trading day following the date of the Meeting, and confirms that it has notified its prime brokers with respect to this requirement.

3.6.	Sophisticated Investor. The Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Shares.

3.7.	Risk of Loss. The Investor is aware that an investment in the Assigned Shares is highly speculative and subject to substantial risks. The Investor is cognizant of and understands the risks related to the acquisition of the Assigned Shares, including those restrictions described or provided for in this Agreement and the Insider Letter pertaining to transferability. The Investor is able to bear the economic risk of its investment in the Assigned Shares for an indefinite period of time and able to sustain a complete loss of such investment.

3.8.	Independent Investigation. The Investor has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. The Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s management concerning the Company and the terms and conditions of the proposed sale of the Assigned Shares and has had full access to such other information concerning the Company as the Investor has requested. The Investor confirms that all documents that it has requested have been made available and that the Investor has been supplied with all of the additional information concerning this investment which the Investor has requested.

3.9.	Power, Organization and Authority. If an entity, the Investor is duly organized and validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Shares, enter into this Agreement and perform all the obligations required to be performed by the Investor hereunder and to consummate the transactions contemplated hereby. If Investor is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.

3.10.	Non-U.S. Investor. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Assigned Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

3.11.	Due Execution. This Agreement has been validly authorized, executed and delivered by the Investor, assuming due authorization, execution and delivery by the Company and the Sponsor, and is a valid and binding agreement of the Investor enforceable in accordance against the Investor with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.12.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Investor’s organizational documents, (ii) any agreement or instrument to which the Investor is a party or (iii) any law, statute, rule or regulation to which the Investor is subject, or any order, judgment or decree to which the Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent the Investor from fulfilling its obligations under this Agreement.

3.13.	No Advice from the Sponsor. The Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the Insider Letter with the Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, the Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, the Company, the Assigned Shares, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.14.	Reliance on Representations and Warranties. The Investor understands that the Assigned Shares are being offered and sold to the Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.15.	No General Solicitation. The Investor is not subscribing for Assigned Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.16.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Investor in connection with the acquisition of the Assigned Shares nor is the Investor entitled to or will accept any such fee or commission.

3.17.	Sanctions Compliance. The Investor represents that it is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the United States Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. If the Investor is a financial institution subject to the United States Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains written policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

3.18.	No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, the Investor has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Investor, and the Investor disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Sponsor in Section 4 and the Company in Section 5 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Investor specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Sponsor or the Company.

4.	Representations and Warranties of the Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor and the Company that:

4.1.	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Shares.

4.2.	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by the Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Shares and will, immediately prior to the transfer of the Assigned Shares to the Investor, be the record and beneficial owner of the Assigned Shares, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to such shares generally and applicable securities laws). The Assigned Shares are duly authorized, validly issued, fully paid and non-assessable. The Assigned Shares shall be sourced solely from the Founder Shares allocated to the managing members of the Sponsor, and no portion of the Assigned Shares shall be sourced from, allocated against, or otherwise economically borne by any non-managing member of the Sponsor. The Assigned Shares to be transferred, when transferred to the Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than applicable securities laws).

4.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Sponsor’s certificate of formation or Limited Liability Company Agreement (as amended and currently in effect, the “Sponsor LLC Agreement”), (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Insider Letter and the Sponsor LLC Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement, including the transfer of the Assigned Shares, in accordance with the terms hereof.

4.5.	No General Solicitation. The Sponsor has not offered the Assigned Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Shares nor is the Sponsor entitled to or will accept any such fee or commission.

4.7.	Transfer Restrictions. Until termination of this Agreement, the Sponsor agrees that if it transfers the Assigned Shares or any interest therein or right referencing or related thereto, that the person acquiring or receiving such right (the “Recipient”) to such Assigned Shares will acquire or receive such interest subject to the assignment of the economics to the Investor (which economics of the Investor shall be senior to those of the Recipient) and to the obligation to assign and transfer the Assigned Shares subject to this Agreement to the Investor upon the satisfaction of the conditions set forth herein. The Sponsor shall inform the Recipient of the obligations under this Agreement and such restrictions will transfer with the Assigned Shares.

4.8.	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that the Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4.9.	No Pending Actions. There is no action pending against the Sponsor or, to the Sponsor’s knowledge, threatened against the Sponsor or the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor and/or the Company of its obligations under this Agreement.

4.10.	No Other Representations and Warranties. Except for the specific representations and warranties expressly contained in this Section 4 and elsewhere in this Agreement and in any certificate or agreement delivered pursuant hereto, the Sponsor has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Sponsor, the Meeting, the Extension or the assignment of the Assigned Shares hereunder, and the Sponsor disclaims any such representation or warranty.

5.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Investor and the Sponsor that:

5.1.	Power and Authority. The Company is an exempted company duly formed and validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Company hereunder.

5.2.	Authority. All corporate action on the part of the Company and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Investor) constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

5.3.	Title to Securities. The Assigned Shares have been duly authorized and are (i) validly issued, fully paid, and non-assessable, and (ii) were issued to the Sponsor free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer and other restrictions that apply to the Assigned Shares generally, under applicable securities laws).

5.4.	No General Solicitation. The Company has not offered the Assigned Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5.5.	Reliance on Representations and Warranties. The Company understands and acknowledges that the Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth in this Agreement.

5.6.	No Other Representations and Warranties. Except for the specific representations and warranties expressly contained in this Section 5 and elsewhere in this Agreement and in any certificate or agreement delivered pursuant hereto, the Company has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Company, the Meeting, the Extension or the assignment of the Assigned Shares hereunder, and the Company disclaims any such representation or warranty.

6.	Trust Account. The Company confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with the Extension or a liquidation of the Company if it does not effect the Business Combination prior to its termination date.

7.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

8.	Assignment; Entire Agreement; Amendment.

8.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the Company, the Sponsor or the Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by the Investor to one or more affiliates thereof; provided, further, that the Investor shall provide the Company and Sponsor with prior written notice of any such assignment.

8.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

8.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

9.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered, sent by email or other electronic transmission to the address provided herein, provided that the sender does not receive a bounce-back reply of non-delivery, sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (i) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (ii) if by any other form of electronic transmission, when directed to such party. Such notices shall be given:

If to Investor, to such address or addresses set forth on the signature page hereto;

If to the Sponsor or the Company, to:

Graf Global Corp.

1790 Hughes Landing Blvd., Suite 400

The Woodlands, TX 77380

Attn: James Graf

Email:

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attn: Joel Rubinstein

Email: joel.rubinstein@whitecase.com

10.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.	Survival; Severability.

11.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

11.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

12.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.	Disclosure; Waiver. As soon as practicable after entering into this Agreement with any Investor, the Company shall file (to the extent that it has not already filed) a Current Report on Form 8-K under the Exchange Act reporting the material terms of this Agreement and of the transactions contemplated hereby and any other material, nonpublic information that the Company has provided to the Investor at any time prior to such filing. Upon such filing, to the Company’s knowledge, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors or employees. The Company agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. The Investor (i) acknowledges that the Company may possess or have access to material non-public information that has not been communicated to the Investor; (ii) so long as the Company complies with the reporting requirements of this Section 13, hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Company or any of the Company’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential Business Combination involving the Company, including without limitation, any claims arising under Rule 10b-5 of the Exchange Act; and (iii) is aware that the Company and Sponsor are relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 13, in connection with the transactions contemplated by this Agreement.

14.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute the Investor and the Sponsor as, and the Sponsor acknowledges that the Investor and the Sponsor do not so constitute, a partnership, a limited partnership, a syndicate, an association, a joint venture or any other kind of entity, including but not limited to for the purpose of acquiring, holding, or disposing of securities of the Company, or create a presumption that the Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that the Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

15.	Most Favored Nation. In the event the Sponsor or the Company has entered into or enters one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, the Sponsor and the Company represent that the terms of such other agreements are not materially more favorable in the aggregate to such other investors thereunder than the terms of this Agreement are in respect of the Investor. For the avoidance of doubt, the Sponsor and the Company hereby acknowledge and agree that a ratio of Reversed Shares to Assigned Shares in any such other non-redemption agreement that is more favorable to any other investor party to such other agreement than such ratio in this Agreement is to Investor would be materially more favorable to such other investor. In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

16.	Trust Account Waiver. Investor acknowledges that the Company has established the Trust Account. Investor agrees that, as a result of entering into this Agreement and solely with respect to the Assigned Shares, (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Agreement or the Assigned Shares. For the avoidance of doubt, the parties acknowledge and agree that the foregoing release and waiver of Claims with respect to the Assigned Shares (the “Waiver”) shall not include, apply to, or affect any rights or claims of Investor or any of its controlled affiliates to exercise Redemption Rights with respect to any Public Shares held by Investor following the Meeting. In the event Investor has any Claim against the Company or Sponsor in respect of the Assigned Shares or this Agreement, Investor shall pursue such Claim solely against the Company’s and/or Sponsor’s assets outside the Trust Account and not against the property or any monies in the Trust Account. Investor agrees and acknowledges that the Waiver is material to this Agreement and has been specifically relied upon by the Company and Sponsor to induce the Company and Sponsor to enter into this Agreement and Investor further intends and understands such Waiver to be valid, binding and enforceable under applicable law. In the event Investor commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Company’s shareholders in contravention of the Waiver, whether in the form of monetary damages or injunctive relief, Investor shall be obligated to pay to the Company all of its legal fees and costs reasonably incurred in connection with such action or proceeding in the event that the Company prevails in such action or proceeding. For the avoidance of doubt, nothing in this Agreement shall preclude the Investor from redeeming its Public Shares after the date of the Meeting.

17.	Withholding. Notwithstanding any other provision of this Agreement, the Company and the Sponsor and any of their respective agents and representatives, as applicable, shall be entitled to deduct and withhold from the Assigned Shares and any other amount payable pursuant to this Agreement such taxes as may be required to be deducted and withheld from such amounts under the Code or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[INVESTOR]
(each severally and not jointly)

By:
Name:
Title:

COMPANY:

GRAF GLOBAL CORP.

By:
Name:
Title:

SPONSOR:

GRAF GLOBAL SPONSOR LLC

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Reversed Shares	Assigned Shares
Name:	[__________] Class A Ordinary Shares	[__________] Class A Ordinary Shares
Address:
SSN/EIN:

A-1